UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 20, 2005

PLURISTEM LIFE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-31392

(Commission File Number)

98-0351734

(IRS Employer Identification No.)

MATAM Advanced Technology Park, Building No. 20, Haifa, Israel 31905

(Address of principal executive offices and Zip Code)

011-972-4-850-1080

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The Registrant entered into a Consulting Agreement as of April 1, 2005 with Biological Industries, Ltd., of Kibbutz Bet-HuEmek, MP Oshrat 25015 whereby the Registrant and Biological Industries have agreed to globally distribute joint project products in the field of serum-free media specially designed for hematopoietic and mesenchymal stem cells utilizing the Registrant’s patented PluriXTM bioreactor.

Biological Industries is a privately-held, leading biotechnology manufacturer and provider of a large range of animal cell culture products including sterile sea, liquid and powdered synthetic media, supplements and novel serum free media products in the field of cellular biology. The company exports products to thirty countries internationally.

Pursuant to the Consulting Agreement, Mr. David Fiorentini, Biological Industries’ R&D Manager, has agreed to provide consulting services to the Registrant, in consideration of the payment of a retainer fee in the amount of US$1,500 per month.

The Consulting Agreement has an initial term of six months and will automatically renew for additional consecutive one month periods.

Item 9.01 Financial Statements and Exhibits

10.1	Consulting Agreement dated April 1, 2005 with Biological Industries, Ltd.
99.1	News Release dated October 20, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURISTEM LIFE SYSTEMS, INC.

/s/ Zami Aberman

Zami Aberman

Chief Executive Officer

Date: October 31, 2005